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                                   EXHIBIT 32
                                   ----------

                        UNITED COMMUNITY FINANCIAL CORP.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                  ---------------------------------------------

         In connection with the Quarterly Report of United Community Financial Corp. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Douglas M. McKay                           /s/ Patrick A. Kelly
----------------------------                   ---------------------------
Douglas M. McKay                               Patrick A. Kelly
Chief Executive Officer                        Chief Financial Officer
November 13, 2003                              November 13, 2003


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



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